Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement is among The Citizens Bank of Logan, Ohio (“Bank”), Citizens Independent Bancorp, Inc. (“Citizens”) (collectively the Bank and Citizens are referred to hereinafter as “Company”) and Donald P. Wood, an individual (“Consultant”). Company and Consultant agree as follows:

1.  Services and Compensation.

(a)   The Company intends to engage in a capital raising initiative and believes that Don Wood as the Chairman of the Board of the Company is best suited to lead this effort because of his substantial contacts, reputation and standing in the community. It is expected that Consultant will spend most of his working time heading up these efforts for the Company including, but not limited to, assisting in the preparation and distribution of an Offering Circular and Registration Statement to be filed with the SEC, identifying potential investors, meeting with potential investors to discuss their participation in the offering, ensuring that investor questions are answered and ensuring that all paper work (i.e., subscription agreements) are properly completed and submitted (collectively the “Services”).

(b)   Company desires to engage Consultant to perform the Services.

(c)   As compensation for the Services, Company will pay Consultant $10,000 per month during the term of this Agreement.

2.  Confidentiality.  Consultant agrees that any and all Confidential Information (as defined below) regarding the Company will be held in strictest confidence and will not be used by Consultant or disclosed to any third party at any time. “Confidential Information” will include all information regarding the Bank and/or Citizens or any of their affiliates which has not been publicly disclosed. If Consultant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand, or similar process) to disclose any Confidential Information, Consultant will provide the Bank and Citizens with prompt notice so that the Bank and/or Citizens may seek a protective order or other appropriate remedy and/or waive Consultant’s compliance with the provisions of this Agreement.

3. Intellectual Property Ownership.  Consultant agrees that the Bank and/or Citizens (as the case may be) shall own all right, title and interest in and to any Confidential Information or intellectual property (if any) created by Consultant in connection with the services performed by Consultant under this Agreement.

5.  Obligations of Consultant.  Consultant will promptly advise Company of any Confidential Information or intellectual property created in connection with the services hereunder and Consultant shall execute any such further instruments and provide such further assistance, without further charge, as Company may request to establish, register, maintain, protect or defend its right in and ownership of any such Confidential Information and/or intellectual property.

6.  Representations of Consultant.  Consultant represents and warrants that: (a) Consultant has the full power and capacity to enter into this Agreement and the performance of this Agreement will not violate any agreement or obligation of Consultant; and (b) Consultant agrees to perform the services to be performed under this Agreement in compliance with all applicable laws, regulations and ordinances.

9.  Term and Termination.  This Agreement shall commence on May 1, 2013 and shall continue until the earlier of (i) the termination of this Agreement by one of the parties hereto as specified below or (ii) the completion of the capital raising initiative (the “Term”). The Bank, Citizens and/or Consultant may terminate this Agreement at any time for any reason with or without cause.

10.  Miscellaneous.  This Agreement contains the entire understanding of the parties hereto and supersedes all prior agreements or understandings and may not be modified or terminated except in a writing signed by an authorized representative of the Bank and Citizens. If any provision of this Agreement is held to be void, invalid, unenforceable or illegal by a court, the remaining provisions will remain valid and enforceable. Failure to enforce any provision of this Agreement will not constitute or be construed as a waiver of such provision or of the right to enforce such provision. Any rule of construction disfavoring the drafting party shall not apply in the construction of any provision of this Agreement. This Agreement may be executed in separate counterparts. This Agreement shall be binding upon the permitted successors and assigns of all parties and shall be governed by and construed and enforced in accordance with the laws of the State of Ohio applicable to agreements made and to be performed in Ohio, without regard to conflicts of laws principles.

This Agreement is executed by the parties effective as of the following date: May 1, 2013.

THE CITIZENS BANK OF LOGAN, OHIO
By:	/s/ Ronald R. Reed
Name:	Ronald R. Reed
Title:	President and CEO

CITIZENS INDEPENDENT BANCORP, INC.

By:	/s/ Ronald R. Reed
Name:	Ronald R. Reed
Title:	President and CEO

CONSULTANT

/s/ Donald P. Wood
Donald P. Wood, individually

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